Exhibit 99.2

Aditxt Announces Closing of $1.2 Million Registered Direct Offering Priced At-The-Market under Nasdaq Rules

Mountain View, CA, August 9, 2024--(BUSINESS WIRE)--Aditxt, Inc., (NASDAQ: ADTX) ("Aditxt" or the "Company"), an innovation company developing and commercializing technologies with a focus on monitoring and modulating the immune system, today announced the closing of a previously announced registered direct offering price at-the-market under Nasdaq rules for the purchase and sale of an aggregate of 1,130,189 shares of common stock (or common stock equivalents in lieu thereof) at a purchase price of $1.06 per share (or common stock equivalents in lieu thereof).

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds from the offering were approximately $1.2 million, prior to deducting placement agent’s fees and other offering expenses payable by Aditxt. Aditxt intends to use $500,000 of the net proceeds from the offering to fund certain obligations under its Amended and Restated Merger Agreement with Evofem Biosciences, Inc. and the remainder for working capital and other general corporate purposes.

The shares of common stock, the pre-funded warrants and the shares of common stock underlying the pre-funded warrants described above were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-280757) that was filed with the Securities and Exchange Commission (the "SEC") on July 11, 2024, and declared effective on August 6, 2024. The offering of the shares of common stock and pre-funded warrants was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering was filed with the SEC. Electronic copies of the prospectus supplement may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aditxt

Aditxt, Inc.® is an innovation platform dedicated to discovering, developing, and deploying promising innovations. Aditxt’s ecosystem of research institutions, industry partners, and shareholders collaboratively drives their mission to "Make Promising Innovations Possible Together." The innovation platform is the cornerstone of Aditxt’s strategy, where multiple disciplines drive disruptive growth and address significant societal challenges. Aditxt operates a unique model that democratizes innovation, ensures every stakeholder’s voice is heard and valued, and empowers collective progress.

Aditxt has a diverse innovation portfolio, including Adimune™, Inc., which is leading the charge in developing a novel class of therapeutics for retraining the immune system to combat organ rejection, autoimmunity, and allergies. Adivir™, Inc. focuses on enhancing national and population health and impacting public health globally. Pearsanta™, Inc., delivers rapid, personalized, and high-quality lab testing accessible anytime, anywhere, led by its CLIA-certified and CAP-accredited clinical laboratory based in Richmond, VA.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements include statements regarding the Company's intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company's ongoing and planned product and business development; the Company’s ability to finance and execute on its strategic M&A initiatives; the Company's intellectual property position; the Company's ability to develop commercial functions; expectations regarding product launch and revenue; the Company's results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company's other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor and Media Contact

Mary O’Brien

mobrien@Aditxt.com